Calculation of Filing Fee Tables
S-3
Sana Biotechnology, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, $0.0001 par value per share	415(a)(6)	15,015,014		$ 49,999,996.62			S-3	333-277584	03/21/2025	$ 7,655.00
			Total Offering Amounts:				$ 49,999,996.62		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the registrant's registration statement on Form S-3ASR (File No. 333-293981) (the "Registration Statement"), which was filed on March 3, 2026. The prospectus to which this Exhibit is attached is a final prospectus supplement for the related offering. Pursuant to 415(a)(6) under the Securities Act of 1933, as amended, the common stock offered under this prospectus supplement is comprised of 15,015,014 shares of common stock previously registered by the registrant on the registrant's shelf registration statement on Form S-3 (File No. 333-277584), originally filed on March 1, 2024, as amended on March 14, 2025 and March 17, 2025 (the "Prior Registration Statement"), which remain unsold (the "Unsold Securities"). The registrant previously paid a registration fee of $7,655.00 in connection with the registration of such Unsold Securities. Accordingly, there is no additional filing fee due in connection with the filing of this prospectus supplement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $49,999,996.62. The prospectus is a final prospectus for the related offering.